November 10, 1995



                         Annual Meeting of Stockholders
                                December 12, 1995


Dear Stockholder:

         It's a pleasure for us to extend to you a cordial invitation to attend the 1995 Annual Meeting of Magellan Petroleum Corporation for the fiscal year 1995 at the Harborside Hyatt Conference Center, Boston Logan Airport, 101 Harborside Drive, Boston, Massachusetts 02128, Tuesday, December 12, 1995 at 9:00 A.M.

         While we are aware that most of our stockholders are unable personally to attend the Annual Meeting, proxies are solicited so that each stockholder has an opportunity to vote on all matters to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

         Besides helping us conduct business at the annual meeting, there is another reason for you to return your proxy vote card. Under the abandoned property law of some jurisdictions, a stockholder may be considered "missing" if that stockholder has failed to communicate with us in writing. The return of your proxy vote card qualifies as written communication with us.

         The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted on at the meeting.

         As in the past, members of management will review with you the Company's results and will be available to respond to questions during the meeting.

         We look forward to seeing you at the meeting.

                                                              Sincerely,


                                                              James R. Joyce
                                                              President

                         MAGELLAN PETROLEUM CORPORATION

                                 149 Durham Road
                               Oak Park - Unit 31
                                Madison, CT 06443

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                December 12, 1995

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MAGELLAN PETROLEUM CORPORATION, a Delaware Corporation (the "Company"), for the fiscal year ended June 30, 1995 will be held on Tuesday, December 12, 1995 at 9:00 A.M., local time at the Harborside Hyatt Conference Center, Boston Logan Airport, 101 Harborside Drive, Boston, Massachusetts 02128, for the following purposes:


         1.    To elect two directors of the Company;

         2. To ratify the appointment of independent auditors of the Company for the fiscal year ending June 30, 1996; and

         3. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

         This notice and proxy statement and the enclosed form of proxy are being sent to stockholders of record at the close of business on November 10, 1995 to enable such stockholders to state their instructions with respect to the voting of the shares. Proxies should be returned to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, NY 10269, in the reply envelope enclosed.

                                    By order of the Board of Directors,

Dated:  November 10, 1995           Timothy L. Largay
                                    Secretary




                                RETURN OF PROXIES

WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.

                         MAGELLAN PETROLEUM CORPORATION
                                 149 Durham Road
                               Oak Park - Unit 31
                                Madison, CT 06443



                                 PROXY STATEMENT


                               GENERAL INFORMATION

         This proxy statement is furnished to stockholders of Magellan Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, December12, 1995 at 9:00A.M., local time, at the Harborside Hyatt Conference Center, Boston Logan Airport, 101 Harborside Drive, Boston, Massachusetts 02128, and at any adjournments or postponements thereof. The notice of meeting, proxy statement, and proxy are first being mailed to stockholders on or about November 10, 1995. The proxy may be revoked at any time before it is voted by (i) so notifying the Company in writing; (ii) signing and dating a new and different proxy card of a later date; or (iii) voting your shares in person or by your duly appointed agent at the meeting.

         The persons named in the enclosed form of proxy will vote the shares of Common Stock represented by said proxy in accordance with the specifications made by means of a ballot provided in the proxy, and will vote the shares in their discretion on any other matters properly coming before the meeting or any adjournment or postponement thereof. The Board of Directors knows of no matters which will be presented for consideration at the meeting other than those matters referred to in this proxy statement.

         The record date for the determination of stockholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on November 10, 1995. On that date, there were 24,548,745 outstanding shares of Common Stock of the Company, par value $.01 per share ("Common Stock"). Each outstanding share of Common Stock is entitled to one vote.

                                   PROPOSAL 1
                            ELECTION OF TWO DIRECTORS

         In accordance with the Company's By-Laws, two directors are to be elected to hold office for terms of three years each, expiring with the 1998 Annual Meeting of Stockholders. The Company's By-Laws provide for three classes of directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified. Both nominees are currently directors of the Company. If no one candidate for a directorship receives the affirmative vote of a majority of both the shares voted and of the stockholders present in person or by proxy and voting thereon, then the candidate who receives the majority in number of the stockholders present in person or by proxy and voting thereon, shall be elected. The persons named in the accompanying proxy will vote properly executed proxies for the election of the persons hereinafter named, unless authority to vote for either or both nominees is withheld.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                    VOTE "FOR" THE ELECTION OF THE NOMINEES.

         The following table sets forth certain information about each nominee for director and each director whose term of office continues beyond the 1995 Annual Meeting. The information presented includes, with respect to each such person, his business history for at least the past five years; his age as of the date of this proxy statement; his other directorships, if any; his other positions with the Company, if any; and the year during which he first became a director of the Company.

                                             Other
                            Director         Offices Held
Name                        Since            with Company         Age and Business Experience

Nominees for three year terms expiring at the 1998 Annual Meeting

Dennis D. Benbow            1985            None                  Mr. Dennis D. Benbow has been the General  Manager
                                                                  of  the  Company's   majority  owned   subsidiary,
                                                                  Magellan  Petroleum   Australia  Limited  ("MPAL")
                                                                  since  July 7, 1993.  He had served as  Operations
                                                                  Manager  of MPAL from 1980 until his  election  as
                                                                  General  Manager.  He has been a director  of MPAL
                                                                  since 1983.  Age fifty-six.

Benjamin W. Heath           1957            None                  Mr.   Benjamin  W.  Heath  was  President  of  the
                                                                  Company  from  1957  until he  retired  from  that
                                                                  position  on June 30,  1993.  He  continues  to be
                                                                  President  and a  director  of  Coastal  Caribbean
                                                                  Oils & Minerals,  Ltd.  ("Coastal  Caribbean"),  a
                                                                  director  of  Canada   Southern   Petroleum   Ltd.
                                                                  ("Canada  Southern")  and Chairman of the Board of
                                                                  MPAL.  Age eighty-one.

Directors continuing in office with terms expiring at the 1996 Annual Meeting:

G. Gordon Gibson            1982            Audit Committee       Mr.  G.  Gordon  Gibson  has  been an  independent
                                                                  exploration  consultant  since 1980 and  President
                                                                  of  his  consulting  service  company,  Tri  Gamma
                                                                  Corporation.  Mr.  Gibson  was  President  of  the
                                                                  International  Division of the General Exploration
                                                                  Company from 1974 to 1980.
                                                                  Age seventy-eight.

James R. Joyce              1993            President and Chief   Mr. James R. Joyce has been President since July
                                            Financial Officer     1, 1993 and Chief Financial  Officer since January
                                                                  1990.  Mr. Joyce has been President of G&O'D INC
                                                                  since July 1, 1994, a firm which provides accounting
                                                                  and administrative services, office facilities and
                                                                  support staff to the  Company and other clients. He
                                                                  had been Vice President of G&O'D INC since 1979 until
                                                                  June 1994.  Age fifty-four.


Directors continuing in office with terms expiring at the 1997 Annual Meeting:

Walter McCann               1983             Audit Committee      Mr.  Walter  McCann  has  been  the  President  of
                                                                  Richmond  College,   The  American   International
                                                                  University,  located  in  London,  England,  since
                                                                  January   1993.   From   1985  to  1992,   he  was
                                                                  President  of Athens  College in  Athens,  Greece.
                                                                  He was the Dean of the Barney  School of  Business
                                                                  and Public Administration,  University of Hartford
                                                                  from  1979 to 1985.  He is a member of the Bars of
                                                                  Massachusetts  and the District of  Columbia.  Age
                                                                  fifty-eight.

C. Dean Reasoner            1986             None                 Mr. C. Dean  Reasoner has been a member of the law
                                                                  firm of Reasoner,  Davis & Fox, Washington,  D.C.,
                                                                  for more than five  years.  Reasoner,  Davis & Fox
                                                                  has been  retained  by the  Company for many years
                                                                  and is being retained  during the current year. He
                                                                  is  a  director   of  Canada   Southern,   Coastal
                                                                  Caribbean, and MPAL.  Age seventy-eight.
-----------------

* All of the named companies are engaged in oil, gas or mineral exploration and/or development, except where noted.

         All officers of MPC are elected annually and serve at the pleasure of the Board of Directors. No family relationships exist between any of the directors or officers.

                                   COMMITTEES

         The only standing committee of the Board is the Audit Committee. The principal functions of the Audit Committee are: (1) to meet or otherwise communicate with the Chief Financial Officer and those assisting him and request these individuals to undertake such projects and provide such information as the Audit Committee deems appropriate; (2) to approve the engagement or discharge of the Company's independent auditors, meet with such auditors at least twice a year and scrutinize their performance; (3) to require documentation relating to periodic reports, statements and filings with regulatory agencies to determine that appropriate review of such material has been made, as provided in the Company's policies, by qualified individuals such as outside legal counsel, independent auditors, the Chief Executive Officer, and other individuals as necessary; (4) to require counsel regularly to advise the Committee as to current legal requirements applicable to the Company; and (5) to report regularly to the Board as to the Company's accounting policies and procedures and compliance therewith.

         The Board has no standing nominating, compensation or stock option committees. The functions that would be performed by such committees are performed by the full Board.

         Six meetings of the Board and two meetings of the Audit Committee were held during the fiscal year ended June 30, 1995. No director attended less than 75% of the aggregate number of meetings held by the Board and the committee on which he served.

                             ADDITIONAL INFORMATION
                   CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

         The following table sets forth certain summary information concerning the compensation of Mr. James R. Joyce, who is President and Chief Executive Officer of the Company, and each of the most highly compensated executive officers of the Company who earned in excess of $100,000 during fiscal year 1995 (collectively, the "Named Executive Officers").

========================================================================================================
                           Summary Compensation Table
--------------------------------------------------------------------------------------------------------
                                                                                            (i)
                                                                      Long Term          All Other
                                                                    Compensation       Compensation
                                         Annual Compensation           Awards              ($)
--------------------------------------------------------------------------------------------------------
     Name and                            Fiscal       Salary        Options/SARs
Principal Position                        Year          ($)             (#)
-------------------------------        -----------  ------------ ------------------  -------------------
James R. Joyce (1)                        1995           -               -                  -
  President, Chief Financial              1994           -            100,000               -
  Officer, and a director of              1993           -               -                  -
  the Company
------------------------------------   -----------  ------------ ------------------- -------------------
Dennis D. Benbow (2)                      1995        167,332            -                 8,895
Director and General Manager - MPAL       1994        113,770          50,000             19,631
------------------------------------   -----------  ------------ ------------------- -------------------

(1) Fees paid to G&O'D INC for Mr. Joyce's services and related overhead in fiscal years 1995, 1994 and 1993 were $139,100, $172,203 and $219,455, respectively. It is expected that G&O'D INC will continue to receive fees for providing accounting and administrative services, office facilities and support staff provided to the Company by G&O'D INC, and that Mr. Joyce will receive no additional compensation or other direct benefits from the Company for serving as President and Chief Financial Officer and a director of the Company. See "Certain Business Relationships and Transactions" below.

(2) Mr. Dennis D. Benbow is being paid an annual salary of approximately U.S. $159,000 under an employment contract with MPAL. The agreement is effective for a term of three years beginning January 1, 1995. Mr. Benbow's salary is subject to an annual adjustment for changes in the Australian Consumer Price Index. In the event that Mr. Benbow is terminated by MPAL prior to December 31, 1997, without cause, he will be entitled to the balance of his unpaid salary for the remaining period of the employment agreement. MPAL has a termination policy applicable to all MPAL employees which provides for three weeks of pay for each year of service up to a maximum 52 weeks of salary. This policy would also apply to Mr. Benbow, if such termination payment were greater than the amount due under his employment agreement.

         Defined Benefit or Actuarial Plan Disclosure

         Under the terms of MPAL's funded pension plan, Mr. Benbow will receive a lump sum payment from an insurance carrier upon his retirement which will be a multiple of 4.6 times the average of his basic salary for his highest average salary over three consecutive years. Based on Mr. Benbow's annual average salary for the three years ended June 30, 1995, such lump sum payment would have been $424,000, if he were eligible to retire or in the event of his death or disability at that date.

    Mr. Joyce is not covered by any pension plan funded by the Company.

    Messrs. Walter McCann, G. Gordon Gibson, and Benjamin W. Heath are each paid director's fees of $25,000 per annum. During fiscal 1995, Messrs. McCann and Gibson received part of their compensation in Common Stock of the Company.

     Mr. Benjamin W. Heath retired as President and Chief Executive Officer of the Company effective June 30, 1993. The Company and Mr. Heath entered into a Consultancy Agreement, as of April 23, 1993, pursuant to which Mr. Heath provided various consulting services to the Company for the two year period ended June 30, 1995. The Company paid Mr. Heath $35,000 per year for such services, plus reimbursement of $500 per month for office and secretarial expenses. Effective July 1, 1995, Mr. Heath receives a reimbursement of $500 per month for office and secretarial expenses from the Company. Mr. Heath also received a similar reimbursement of $833 per month from MPAL, in his capacity as Chairman.

     Under the Company's medical reimbursement plan for all outside directors, the Company reimburses directors the cost of their medical premiums, up to $500 per month. During fiscal 1995, the cost of this plan was $6,000.

Stock Options

     The following table provides information about stock options exercised during fiscal 1995 and unexercised stock options held by the Named Executive Officers at the end of fiscal year 1995.

=======================================================================================================================
                                  Aggregated Option/SAR Exercises in 1995 and June 30, 1995
                                                   Option/SAR Values Table
========================= ------------------ --------------- ---------------------------- =============================
          (a)                    (b)              (c)                    (d)                          (e)
========================= ------------------ --------------- ---------------------------- =============================
                                                                                                    Value of
                                                                      Number of                   Unexercised
                             Securities                              Unexercised                  In-The-Money
                             Underlying                             Options/SARs                  Options/SARs
                            Options/SARs         Value          at 1995 Year-end (#)          at 1995 Year-end ($)
========================= ------------------ --------------- ------------ --------------- -------------- ==============
          Name             On Exercise (#)    Realized ($)   Exercisable  Unexercisable    Exercisable   Unexercisable
========================= ------------------ --------------- ------------ --------------- -------------- ==============

James R. Joyce                    -                -           135,000          -           $141,000           -
------------------------- ------------------ --------------- ------------ --------------- -------------- ==============
Dennis D. Benbow                  -                -           93,750           -            $95,000           -
------------------------- ------------------ --------------- ------------ --------------- -------------- ==============

Compensation Committee Interlocks and Insider Participation

     The only officers or employees of the Company or any of its subsidiaries, or former officers or employees of the Company of any of its subsidiaries, who participated in the deliberations of the Board concerning executive officer compensation during the fiscal year ended June 30, 1995 were Messrs. Benjamin W. Heath, Dennis B. Benbow and James R. Joyce. At the time of such deliberations, Messrs. Heath, Benbow and Joyce were directors of the Company and MPAL. None of the above individuals participated in any discussions or deliberations regarding their compensation.

Compensation Committee Report

     The Company does not maintain a compensation committee; compensation decisions are made by the Board of Directors as a whole. The compensation of each of the Company's executive officers over the past several years has been determined as discussed below. In establishing compensation, the Company has considered the value of the services rendered, the skills and experience of each executive officer, the Company's circumstances and other factors. The Board did not establish specific guidelines governing last year's compensation for executive officers, and there was no specific relationship between corporate performance and the compensation of executive officers in the fiscal year ended June 30, 1995.

     Mr. Benbow's compensation was determined by the independent directors of MPAL. Consistent with its usual practice on compensation of MPAL employees, the Board of Directors of the Company did not intervene in that determination. The Company has for several years maintained an arrangement with G&O'D, INC whereby G&O'D, INC is compensated for its services on an hourly basis, including Mr. Joyce's services in fiscal 1995 as President and Chief Financial Officer of the Company. Statements for such services were submitted to the Company's directors for review and approval. The Company had no other executive officers in fiscal 1995.

         Dennis D. Benbow           James R. Joyce
         G. Gordon Gibson           Walter McCann
         Benjamin W. Heath          C. Dean Reasoner

Tax Deductibility of Compensation.

     At this time, The Company does not expect that it will comply with the Revenue Reconciliation Act of 1993 regarding executive compensation for the following reasons:

     1. It is  unlikely  that  compensation  to any  executive  will  exceed  $1 million.

     2. The only executive officer receiving a salary is paid by MPAL, which is a foreign corporation not subject to the taxation in the United States.

Certain Business Relationships and Transactions

         Reasoner, Davis & Fox.

     Fees paid or accrued by the Company for legal services rendered by Reasoner, Davis & Fox, of which firm Mr. C. Dean Reasoner, a director of the Company, is a partner, during the year ended June 30, 1995 amounted to $120,000.

         G&O'D INC

     During the year ended June 30, 1995, $256,196 was paid or accrued for providing accounting and administrative services, office facilities and support staff to the Company by G&O'D INC, a firm that was owned during fiscal 1995 by Mr. James R. Joyce, President and Chief Financial Officer. The services rendered by G&O'D INC to the Company include the following: preparation and filing of all reports required by Federal and State governments, preparations of reports and registration statements required under the Federal securities laws; preparation and filing of interim, special and annual reports to Stockholders; maintaining corporate ledgers and records; furnishing office facilities and record retention. G&O'D is also responsible for the investment of MPC's available funds and other banking relations and securing adequate insurance to protect the Company. G&O'D is responsible for the preparation and maintenance of all the minutes of any directors' and stockholders' meetings, arranging all meetings of directors and stockholders, coordinating the activities and services of all companies and firms rendering services to the Company, responding to stockholder inquiries, and such other services as may be requested by the Company. G&O'D maintains and provides current information about the Company's activities so that the directors of the Company may keep themselves informed as to the Company's activities. G&O'D's fees are based on the time spent in performing these services to the Company.

Royalty Interests.

     The following directors have overriding royalty interests on certain oil and gas properties in which the Company also has interests. These royalties were received directly or indirectly from the Company:

    Benjamin W. Heath
             Property                              Royalty
         Amadeus Basin, Australia:
                  Dingo                            .1285469% (*) and .0770625%
                  Palm Valley                      .1480469% (*) and .1758125%
                  Mereenie                         .1187969% (*) and .0276875%
         Kotaneelee gas field, Canada              .128% (*)

    (*) Held by a marital trust in which Mr. Heath has a 54.4% income interest.

    C. Dean Reasoner
             Property                              Royalty
         Amadeus Basin, Australia:
                  Dingo                            .093374%
                  Palm Valley                      .12524%
                  Mereenie                         .03125%
         Kotaneelee gas field, Canada              .03125%

     Mr. Heath and Mr. Reasoner received (directly and indirectly) gross royalty payments of $45,220 and $21,403, respectively, with respect to their royalty interests during the year ended June 30, 1995. These amounts represent payments by all of the owners of the fields, and not just the Company's share. Messrs. Heath and Reasoner received these royalty interests between 1957 and 1968, prior to any oil and gas discoveries.

Security Ownership of Management

     The following table sets forth information as to the number of shares of the Company's Common Stock owned beneficially as of the Record Date by each director and each Named Executive Officer listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group:

                                      Amount and Nature of
    Name of Individual or Group       Beneficial Ownership*    Percent of Class
                                      Shares         Options

     Dennis D. Benbow                      -          93,750          **
     G. Gordon Gibson                 12,802          87,500          **
     Benjamin W. Heath                33,500          93,750          **
     James R. Joyce                   45,000         135,000          **
     Walter McCann                    14,368          87,500          **
     C. Dean Reasoner                 61,949               -          **
     Directors and Executive Officers
     as a Group (a total of 6)       167,619         497,500         2.7%

* Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed.
**   The percent of class owned is less than 1%..

     The following table sets forth information as to the number of shares of the Common Stock, par value A.$.50 per share, of the Company's subsidiary, MPAL, owned beneficially as of the record date by any director of the Company and by all officers and directors of the Company as a group:

                               Amount and Nature of         Percent of Class
Name of Individual or Group    Beneficial Ownership
                                      Shares

     Dennis D. Benbow                  1,756                       *
     Benjamin W. Heath                 6,674                       *
     James R. Joyce                        -                       *
     C. Dean Reasoner                 11,419                       *
     Directors and Officers
     as a Group(a total of 4)         19,849                       *

  (*)    The percent of class owned is less than 1%.

                                   PROPOSAL 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1996. Ernst & Young LLP and its predecessor, have been the Company's independent auditors for many years. Although ratification by stockholders is not required by law, the Board requests that stockholders ratify this appointment. The proxy permits a stockholder to vote for, to vote against, or to abstain from voting for the ratification of the appointment of auditors. If no specification is indicated, the shares will be voted in favor of ratifying the appointment of Ernst & Young LLP. If ratification is not obtained, the Board will reconsider the appointment. Representatives of Ernst & Young LLP will be present at the Annual Meeting.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                             VOTE "FOR" PROPOSAL 2.

                                  OTHER MATTERS

     If any other matters are properly presented to stockholders for a vote at the meeting, the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment. The Board of Directors knows of no other matters which will be presented to stockholders for consideration at the meeting other than the matters referred to in Proposals 1 and 2 above.

                           VOTE REQUIRED FOR APPROVAL

         Each outstanding share of Common Stock is entitled to one vote. Article Twelfth of the Company's Certificate of Incorporation provides that:

                  Any matter to be voted upon at any meeting of stockholders must be approved, not only by a majority of the shares voted at such meeting (or such greater number of shares as would otherwise be required by law or this Certificate of Incorporation), but also by a majority of the stockholders present in person or by proxy and entitled to vote thereon; provided, however, except and only in the case of the election of directors, if no candidate for one or more directorships receives both such majorities, and any vacancies remain to be filled, each person who receives the majority in number of the stockholders present in person or by proxy and voting thereon shall be elected to fill such vacancies by virtue of having received such majority. When shares are held by members or stockholders of another company, association or similar entity and such persons act in concert, or when shares are held by or for a group of stockholders whose members act in concert by virtue of any contract, agreement or understanding, such persons shall be deemed to be one stockholder for the purposes of this Article.

The Company may require brokers, banks and other nominees holding shares for beneficial owners to furnish information with respect to such beneficial owners for the purpose of applying the last sentence of Article Twelfth.

    Only stockholders of record are entitled to vote; beneficial owners of Common Stock of the Company whose shares are held by brokers, banks and other nominees (such as persons who own shares in "street name") are not entitled to a vote for purposes of applying the provision relating to the vote of a majority of stockholders. Each stockholder of record is considered to be one stockholder, regardless of the number of persons who might have a beneficial interest in the shares held by such stockholder. For example, assume XYZ broker is the stockholder of record for ten persons who each beneficially own 100 shares of the Company, eight of these beneficial owners direct XYZ to vote in favor of a proposal and two direct XYZ to vote against the proposal. For purposes of determining the vote of the majority of shares, 800 shares would be counted in favor of the proposal and 200 shares against the proposal. For purposes of determining the vote of a majority of stockholders, one stockholder would be counted as voting in favor of the proposal.

    The holders of thirty-three and one third percent (33 1/3%) of the total number of shares entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. In counting the number of shares voted, broker nonvotes and abstentions will not be counted and will have no effect. In counting the number of stockholders voting, (i) broker nonvotes will have no effect, (ii) abstentions will have the same effect as a negative vote or, in the case of the election of directors, as a vote not cast in favor of the nominee.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total returns, including reinvestment of dividends, if applicable, of Company Stock with companies in the NASDAQ Index and an Industry Group Index (Media General's Oil, Natural Gas Production Industry Group).

         The chart displayed below is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

                        1990     1991      1992     1993      1994     1995
                        ----     ----      ----     ----      ----     ----

Magellan Petroleum      100     90.01     55.00    95.01     55.00    155.01
Industry Index          100     83.40     79.47    90.50     94.07    103.88
Brood Market            100     94.22    101.52   124.62    136.66    160.27

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to the number of shares of the Company's Common Stock owned beneficially, as of September 11, 1995, by each person who is known to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company.

        Name and address of           Amount and Nature of
         beneficial owners            Beneficial Ownership    Percent of Class

        Boral Limited                      3,305,869*               13.6%
        6-10 O'Connell Street
        Sydney, Australia 2000
---------------
* Based on  information  disclosed in the Statement of  Beneficial  Ownership on
Schedule 13D, as amended, of Boral Limited and Sagasco Holdings Limited filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                             SOLICITATION OF PROXIES

     The entire expense of preparing and mailing this Proxy Statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors and solicitors, public relations, transportation and litigation) will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the Company or certain of its employees by telephone, telegram and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. In addition, the Company has retained the firm of Morrow & Co., to assist in the distribution of proxy solicitation materials for an estimated fee of $6,500 plus out-of-pocket expenses. The cost of the proxy solicitation will be borne by the Company.

     Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

                              STOCKHOLDER PROPOSALS

     Stockholders that intend to have a proposal included in the notice of meeting and related proxy statement relating to the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 1996 must submit the proposal by August 14, 1996.

     Article II, Section 2.1, of the Company's By-Laws provides in part that,

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this
Section 2.1, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting

     (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

     (b) the name and address, as they appear on the corporation's books, of the stockholder intending to propose such business;

     (c)  the  class  and  number  of  shares  of  the  corporation   which  are
beneficially owned by the stockholder;

     (d) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business;

     (e) any material interest of the stockholder in such business.

     Stockholders who intended to submit a proposal at the Annual Meeting of Stockholders for the fiscal year ended June 30, 1995 must have complied with the above requirements by November 20, 1995.

     All stockholder proposals should be submitted to the Secretary of Magellan Petroleum Corporation at 149 Durham Road, Oak Park - Unit 31, Madison, CT 06443. The fact that a stockholder proposal is received in a timely manner does not insure its inclusion in the proxy material, since there are other requirements in the Company's By-Laws and proxy rules relating to such inclusion.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Timothy L. Largay
                                            Secretary

Dated:  November 10, 1995